TERM LOAN AGREEMENT

      THIS AGREEMENT, made as of the 24 day of October, 1997, by and between Infinite Graphics Incorporated (the "Borrower"), Clifford F. Stritch, Jr. ("Guarantor") and Riverside Bank (the "Bank").

                              W I T N E S S E T H:

      WHEREAS, the Borrower has requested the Bank to extend a Two Hundred Fifty Thousand and no/100 Dollars ($250,000.00) term loan for the purpose of providing refinancing of real estate located at 4611 East Lake Street, Minneapolis, Minnesota (the "Property"); and

      WHEREAS, the Bank is willing and prepared to extend such term loan to the Borrower upon the terms and subject to the conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. TERM LOAN: On the date hereof the Bank has made a $250,000.00 term loan to the Borrower ("Term Loan").

2. NOTE: The obligation of the Borrower to repay the Term Loan is evidenced by that certain note of even date herewith executed by the Borrower in the original principal amount of Two Hundred Fifty Thousand and no/100 Dollars ($250,000.00) ("Loan Amount") and payable to the order of the Bank ("Note"). Reference is hereby made to the Note for the terms thereof relating to maturity, repayment schedule, interest rate and other matters governing the repayment of the Term Loan.

3. COLLATERAL DOCUMENTS: As a condition precedent to the agreement of the Bank to make the Term Loan, the Borrower has executed and delivered to the Bank a Combination Mortgage, Security Agreement, Fixture Financing Statement and Assignment of Rents (the "Mortgage") pursuant to which the Borrower has granted a first lien security interest to the Bank on the Property to secure payment of, among other things, the Note.

      To further secure the Note payment, the Guarantor has executed a Guaranty Agreement ("Guaranty") in favor of the Bank.

      This Agreement, Note, the Mortgage and Guaranty are hereinafter collectively referred to as the "Borrower Documents".

4. REPRESENTATIONS. In order to induce the Bank to make the Term Loan, the Borrower hereby warrants and represents to the Bank as follows:

      A. Authority. The Borrower has full power and authority to execute and deliver the Borrower Documents, and to incur and perform his obligations hereunder and thereunder; the execution, delivery and performance by the Borrower of the Borrower Documents and any and all other documents and transactions contemplated hereby and thereby will not result in the breach of, constitute a default under, or create or give rise to any lien under any indenture or other agreement or instrument to which the Borrower is party or by which the Borrower or his property may be bound or affected.

      B. Enforceability. The Borrower Documents each constitute the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms (subject, as to enforceability, to limitations resulting from bankruptcy, insolvency and other similar laws affecting creditors' rights generally).

      C. Financial Condition. The financial statements of the Borrower and Guarantor heretofore furnished to the Bank are complete and correct in all respects and fairly present the financial condition of the Borrower and Guarantor at the date of such statement. Since the most recent set of financial statements delivered by the Borrower to the Bank, there have been no material adverse changes in the financial condition of the Borrower.

      D. Litigation. There is no action, suit or proceeding pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower which, if adversely determined, would have a material adverse effect on the condition (financial or otherwise), business, properties or assets of the Borrower or which would question the validity or enforceability of the Borrower Documents or any instrument, document or other agreement related hereto or required hereby, or impair the ability of the Borrower to perform his obligations under the foregoing agreements.

      E. Licenses. The Borrower possesses adequate licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct its business as presently conducted and proposed to be conducted.

      F. Default. The Borrower is not in default of a material provision under any material agreement, instrument, decree or order to which he is party or by which his property is bound or affected.

      G. Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any governmental authority or any third party is required in connection with the execution and delivery of this Agreement, or any of the agreements or instruments herein mentioned or related hereto to which the Borrower is party or the carrying out or performance of any of the transactions required or contemplate hereby or thereby or, if required, such consent approval, order or authorization has been obtained or such registration, declaration or filing has been accomplished or such notice has been given prior to the date hereof.

      H. Taxes. The Borrower has filed all tax returns required to be filed and either paid all taxes shown thereon to be due, including interest and penalties, which are not being contested in good faith and by appropriate proceedings, or provided adequate reserves for payment thereof, and the Borrower has no information or knowledge of any objections to or excess profits tax returns for prior years.

      I. Titles, Etc. The Borrower has good title to the Property free and clear of all mortgages, liens and encumbrances, except such liens and encumbrances as may from time to time be consented to in writing by the Bank (hereinafter collectively referred to as the "Permitted Interests").

      J. Use of Loans. The Borrower is not engaged principally, nor as one of important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any loan hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

5. COVENANTS OF THE BORROWER. On and after the date hereof and until the payment in full of the Note and any and all of other indebtedness of the Borrower to the Bank, the Borrower agrees that, unless the Bank shall otherwise consent in writing, he shall:

      A. Financial Information. From time to time, with reasonable promptness, provide to the Bank such information and statements regarding the business, operations, affairs and financial condition of the Borrower and Guarantor as the Bank may request. Specifically, but not exclusively, the Borrower and Guarantor shall provide to the Bank current financial statements certified by Borrower and Guarantor as being true and correct in all material respects, not later than August 1 of each calendar year during the term hereof, along with a copy of their Federal Income Tax Returns for such year, with all schedules attached to be delivered to the Bank by January 31 of each year.

      B. Taxes and Claims. Pay and discharge all taxes, assessments and governmental charges or levies imposed upon him or upon the income or profits, or upon any of his assets or properties, prior to the date on which penalties attached thereto, and all lawful claims which, if unpaid, might become a lien or charge upon the property or assets of the Borrower; provided, however, that the Borrower shall not be required to pay any such tax, assessment, charge, levy or claim the payment of which is being contested in good faith and by proper proceedings and for which he shall have set aside on his books adequate reserves therefor.

      C. Insurance. Maintain insurance coverage with responsible insurance companies licensed to do business in Minnesota in such amount and against such risks as is required by the Mortgage or as required by law, naming the Bank as a loss payee, and the Borrower shall furnish to the Bank upon written request, full information and written evidence as to the insurance maintained by the Borrower.

      D. Compliance with Applicable Laws. Comply with the requirements of all applicable state and federal laws, and of all rules, regulations and orders of any governmental or other authority or agency, a breach of which would materially and adversely affect his business or credit, except where contested in good faith and by proper proceedings.

      E. Litigation. Promptly give the Bank notice in writing of all litigation and of all proceedings by or before any court or governmental or regulatory agency affecting the Borrower, except litigation or proceedings which, if adversely determined, would not materially affect the financial condition of business of such party.

      F. Liens. The Borrower shall not create, assume incur or suffer to exist any assignment, mortgage, lease, pledge, security interest, lien, charge or other encumbrance whatsoever upon the property which would assume priority over the Mortgage granted herein or any document related hereto to the Bank.

      G. Access to Books and Inspection. Keep proper books of record and accounts for himself, and, upon request of the Bank, provide any duly authorized representative of the Bank, upon 48 hours notice, access during normal business hours to, and permit such representative to examine, copy or make extracts from, any and all books, records and documents relating to the Property, the Borrower's affairs and to inspect any of his facilities and properties. (The Bank shall be permitted to disclose the information contained therein to its legal counsel, its independent public accountants, any participating banks, or in connection with any action to collect any indebtedness of the Borrower or to enforce this Agreement and the documents related hereto, or as otherwise permitted or required by law.)

      H. Environmental Report. The Borrower shall provide the Bank with an environmental report for the Property site and the building(s) located thereon from an independent engineering or consulting firm acceptable to the Bank, which report shall detail the following:

            1.    For the building:

                  The location and condition of any materials found to contain asbestos, PCB's or other hazardous substances;

            2.    For the site:

                  Any evidence of hazardous materials, hazardous wastes, and/or petroleum products having been disposed of, stored, released on the site, or evidence that the site may have been contaminated by other locations.

      I. Property Operating Account. Borrower shall maintain all operating bank accounts for the Property and its business with the Bank and shall execute appropriate authorization for the Bank to debit the operating accounts on a monthly basis in an amount sufficient to make payment on the Note and the Escrow Items hereafter deposited.

      J. Funds for Taxes. Borrower shall pay to the Bank on the day monthly payments are due under the Note, until the Note is paid in full, a sum ("Funds") for yearly taxes and assessments which may attain priority over the Mortgage as a lien on the Property. These items are called "Escrow Items."

            The Funds shall be held by the Bank in an interest-bearing account. The Bank shall apply the Funds to pay the Escrow Items.

6. NOTICES. All notices, consents, requests, demands and other communications hereunder shall be given to or made upon the respective parties hereto at their respective addresses specified below or, as to any party, at such other address as may be designated by it in a written notice to the other party. All notices, requests, consents and demands hereunder shall be effective when personally delivered or duly deposited in the United States mail, certified or registered, postage prepaid, or delivered to the telegraph company, addressed as aforesaid:

      IF TO THE BANK:  Riverside Bank
                       7760 France Avenue South
                       Bloomington,  MN  55435

      IF TO THE BORROWER AND GUARANTOR:  Infinite Graphics Incorporated
                                         Attn:  Clifford F. Stritch, Jr.
                                         4611 East Lake Street
                                         Minneapolis, MN  55406

7. EVENTS OF DEFAULT. Each of the following shall be an "Event of Default" hereunder:

      A. Borrower defaults in any payment due hereunder or under the Note and such default shall continue for a period of 15 days after written notice thereof.

      B. Any representation made by or on behalf of the Borrower in connection with this Agreement or the transactions contemplated hereby proves to have been materially false or misleading when made.

      C. Borrower fails to comply with any covenant contained in this Agreement which failure is not cured within 30 days after written notice of such default from the Bank, provided that, if in the opinion of the Bank, Borrower is diligently attempting to cure such default, the Bank will allow such Borrower such additional time as is reasonably necessary to cure such default in the opinion of the Bank.

      D. An Event of Default, as therein defined, occurs under any of the Borrower Documents.

      Upon or after the occurrence of any Event of Default or event which, with the giving of notice or passage of time, would be an Event of Default, the Bank may demand payment in full of the principal of and interest on the Note and any amounts owing under this Agreement and commence exercising its remedies under any Borrower Documents.

8. MISCELLANEOUS.

      A. Waivers, Etc. No failure on the part of the Bank to exercise, and no delay in exercising, any right or remedy hereunder or under applicable law or any document or agreement related hereto shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise of any other right or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      B. Expenses. The Borrower shall pay the Bank a loan fee of $2,500.00 and shall reimburse the Bank for any and all costs and expenses, including, without limitation, attorneys' fees paid or incurred by the Bank or any participation in connection with (i) the preparation of this Agreement and any other document or agreement related hereto or thereto of the transactions contemplated hereby; (ii) the negotiation of any amendments, modifications or extensions to any of the foregoing documents, instruments or agreements, and the preparation of any and all documents necessary or desirable to effect such amendments, modifications or extensions; and
      (iii) the enforcement by the Bank during the term hereof or thereafter of any of the right or remedies of the Bank under any of the foregoing documents, instrument or agreements or under applicable law, whether or not suit is filed with respect thereto.

      C. Amendments, Etc. This Agreement and documents related hereto may not be amended or modified, nor may any of its terms (including, without limitation, terms affecting the maturity of or rate of interest on the
      Note) be modified or waived, except by written instruments signed by the Bank and the Borrower.

      D. Successors. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns.

      E. Offsets. Nothing in this Agreement shall be deemed a waiver or prohibition of the Bank's or any participant bank's right of banker's lien, offset, or counterclaim, which right the Borrower hereby grants to the Bank and each such participant.

      F. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

      H. Headings. The descriptive headings for the several sections of this Agreement are inserted for convenience only and shall not define or limit any of the terms or provisions hereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                       RIVERSIDE BANK

                                       By  /s/ Robert G. O'Brien
                                          --------------------------------
                                           Robert G. O'Brien
                                           Vice President

                                       INFINITE GRAPHICS INCORPORATED

                                       By  /s/ Clifford F. Stritch Jr.
                                          --------------------------------

                                       Its CEO
                                          --------------------------------